EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Exact Sciences Corporation of our report dated February 19, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Exact Sciences Corporation's Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
July 11, 2025